For Immediate Release

Contact: Hannah Burns               (212) 272-2395
         Rebecca Haas               (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                         REPORTS FIRST QUARTER RESULTS;
                            ANNOUNCES ANNUAL MEETING

NEW YORK -- October 13, 1999 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's first fiscal quarter ended September 24, 1999.

         Revenues, net of interest expense, for the quarter ended September 24, 1999 were $1.05 billion, a 41.2% increase from $740.9 million for the comparable quarter a year ago. Net income for the first quarter of fiscal year 2000 was $157.9 million, or $1.00 per share, up 146.3% from $64.1 million, or 38 cents per share, for the comparable quarter last year. The annualized after-tax return on common stockholders' equity for the trailing 12-month period ended September 24, 1999 was 20.6%, and for the quarter ended September 24, 1999 was 14.9%.

         Commenting on the quarter, James E. Cayne, president and chief executive officer, said, "We are pleased with the results for the quarter as all of our businesses continued to perform well, enabling us to post another solid quarter. Despite difficult market conditions, we achieved a number of successes. For example, Bear Stearns served as the global coordinator and joint-lead manager for Ford Motor Company's $8.6 billion Global Landmark Securities(TM) (GlobLS(TM)) offering, the largest corporate debt issue to date. During a period that was characterized as "quiet" for high yield issuance, Bear Stearns underwrote $1.5 billion of non-investment grade bonds, improving its ranking to third place from ninth in the previous quarter. Additionally, our correspondent clearing business once again was a significant contributor to our results."

         A brief summary of selected components of the results of operations for the first quarter ended September 24, 1999, compared to the prior year period, follows:

o Commission revenues fell 5.1% to $228.5 million, attributable to lower levels of investor activity.

o Investment banking revenues were $262.5 million, up 115.6%, reflecting an increase in underwriting, mergers and acquisitions activity and merchant banking. Merchant banking revenues increased to $87 million, due to gains realized from certain of the company's investments.

o Principal transactions revenues rose 83.8% to $362.2 million, reflecting substantially improved results from our fixed income- and equity-related areas.

o  Net interest revenues were $169.5 million, an increase of 2.7%.

o  Compensation as a percentage of net revenues was 49.4% versus 54.8%.

     As of September 24, 1999 total capital, including stockholders' equity and long-term borrowings, was $21.4 billion. Book value as of September 24, 1999 was $27.70 per share, based on 159,308,873 shares outstanding.


Annual Meeting
         The Bear Stearns Companies Inc. 1999 Annual Meeting of Stockholders will be held on Thursday, October 28, 1999, at 5:00 p.m. in the fifth floor auditorium at the company's headquarters located at 245 Park Avenue in New York City.

         Founded in 1923, The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has approximately 10,000 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Puerto Rico, Sao Paulo, Shanghai, Singapore and Tokyo.

                                       ***
                          Financial Statements Attached

For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 1999 Annual Report to Shareholders and its Form 10-K.

                             THE BEAR STEARNS COMPANIES INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                                      (UNAUDITED)


                                                    Three Months Ended
                                        ---------------------------------------
                                            September 24,        September 25,
                                                1999                1998 (1)
                                         ----------------    -------------------
                                             (In thousands,except share data)

Revenues
     Commissions                         $       228,532      $      240,800
     Principal transactions                      362,206             197,049
     Investment banking                          262,530             121,776
     Interest and dividends                    1,013,912           1,104,839
     Other income                                 23,228              16,140
                                         ---------------------------------------
        Total revenues                         1,890,408           1,680,604
     Interest expense                            844,395             939,703
                                         ---------------------------------------
        Revenues, net of interest expense      1,046,013             740,901
                                         ---------------------------------------

Non-Interest Expenses
     Employee compensation and benefits          516,393             405,881
     Floor brokerage, exchange
         and clearance fees                       35,898              42,064
     Communications                               37,683              33,095
     Depreciation and amortization                37,422              32,394
     Occupancy                                    26,915              25,888
     Advertising and market development           25,186              23,038
     Data processing and equipment                20,485              10,985
     Other expenses                               96,454              74,247
                                         ---------------------------------------
        Total non-interest expenses              796,436             647,592
                                         ---------------------------------------
Income before provision for
     income taxes                                249,577              93,309
Provision for income taxes                        91,720              29,206
                                         ---------------------------------------

Net income                               $       157,857     $        64,103
                                         =======================================
Net income applicable to
     common shares                       $       148,079     $        54,008
                                         =======================================

Earnings per share                       $          1.00     $          0.38 (2)
                                         =======================================
Weighted average common and
     common equivalent shares
     outstanding                             159,413,157         159,688,886 (2)
                                         =======================================
Cash dividends declared
     per common share                    $          0.15     $          0.14 (2)
                                         =======================================


(1) Certain amounts have been reclassified to conform to the current period's presentation.

(2) Adjusted for 5% stock dividend declared on January 20, 1999.

                               THE BEAR STEARNS COMPANIES INC.
                              CONSOLIDATED STATEMENTS OF INCOME
                                         (UNAUDITED)


                                                   Three Months Ended
                                        ----------------------------------------
                                            September 24,           June 30,
                                                1999                  1999
                                         -----------------    ------------------
                                            (In thousands, except share data)

Revenues
     Commissions                          $      228,532       $     273,302
     Principal transactions                      362,206             712,776
     Investment banking                          262,530             324,901
     Interest and dividends                    1,013,912           1,007,445
     Other income                                 23,228              32,396
                                         ---------------------------------------
       Total revenues                          1,890,408           2,350,820
     Interest expense                            844,395             840,512
                                         ---------------------------------------
       Revenues, net of interest expense       1,046,013           1,510,308
                                         ---------------------------------------

Non-Interest Expenses
     Employee compensation and benefits          516,393             732,675
     Floor brokerage, exchange
          and clearance fees                      35,898              40,212
     Communications                               37,683              38,210
     Depreciation and amortization                37,422              34,827
     Occupancy                                    26,915              28,195
     Advertising and market development           25,186              25,888
     Data processing and equipment                20,485              16,785
     Other expenses                               96,454             163,126
                                          --------------------------------------
       Total non-interest expenses               796,436           1,079,918
                                         --------------------------------------
Income before provision for
     income taxes                                249,577             430,390
Provision for income taxes                        91,720             161,337
                                          --------------------------------------

Net income                                $      157,857       $     269,053
                                          ======================================
Net income applicable to
     common shares                        $      148,079       $     259,275
                                          ======================================

Earnings per share                        $         1.00       $        1.85
                                          ======================================
Weighted average common and
     common equivalent shares
     outstanding                             159,413,157         155,819,613
                                          ======================================
Cash dividends declared
     per common share                     $         0.15       $        0.15
                                          ======================================